Exhibit 99.1

News

Oncocyte Announces Development and Co-Marketing Agreement with Thermo Fisher Scientific to Expand Access to Precision Oncology

Collaboration extends global reach for Thermo Fisher’s rapid next-generation sequencing technology

IRVINE, Calif., January 18, 2022 — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company with the mission to improve patient outcomes by providing clear insights that inform critical decisions in the diagnosis, treatment, and monitoring of cancer, today announced a development and co-marketing agreement for two distributed in vitro diagnostic (IVD) assays on Thermo Fisher Scientific’s Ion TorrentTM GenexusTM System.* The agreement also grants Oncocyte rights to develop future companion diagnostics on the Genexus System.

Under the terms of the collaboration, Oncocyte will clinically validate Thermo Fisher’s existing Oncomine Comprehensive Assay Plus* on the Genexus System paving the way toward IVD clearance for use in tumor profiling and future submissions as a companion diagnostic. As an IVD, the >500-gene assay will initially be able to provide physicians with information about patients’ tumors in accordance with clinical evidence, applicable clinical trials, and future approval may assist with the selection of targeted therapies. Oncocyte will also develop its 27-gene expression DetermaIOTM test as a distributed kit on the Genexus. DetermaIO may predict response to immuno-oncology therapies based on data demonstrating potential pan-cancer utility and improvement over current standard-of-care tests.

“As many as 44% of newly diagnosed cancer patients may be eligible for immuno-oncology therapies, with additional patients potentially benefitting from other precision medicines, yet many patients’ tumors are never sequenced to determine if they may benefit from these targeted treatments,1” said Ron Andrews, President and Chief Executive Officer of Oncocyte. “In order to increase the number of patients benefiting from precision medicine, we need to expand the number of IVDs and develop these tests on instruments that are designed to make sequencing-based testing simple and more accessible. We have developed our Determa menu to ultimately become regulated kits for distribution ex-US on an IVD instrument. Our collaboration with Thermo Fisher using the Genexus System’s end-to-end automation enables that vision.”

Mr. Andrews continued, “Leveraging Thermo Fisher’s proven global capabilities and installed base will enable us to expand the availability of IVD assays beyond the U.S. market. The collaboration with Thermo Fisher, along with the resulting IVD test kits and potential companion diagnostic tests that we will seek to develop and market together, will play a key role in helping us improve patient outcomes worldwide.”

The first-of-its-kind Genexus System is designed to be used in any lab and delivers comprehensive next-generation sequencing (NGS) results in as little as a single day – the same timeframe as single-gene tests, such as immunohistochemistry (IHC) assays. The Genexus system’s flexible batching makes it an attractive solution for hospital labs with low and medium testing volume by reducing the need to wait several days until a lab has a sufficient number of samples to test. The integrated purification system and sequencer enable sample preparation and processing with only 20 minutes of hands-on time and minimal user intervention, allowing for the democratization of NGS to community and regional cancer centers globally.

“Genomic testing can have a dramatic impact on patient care, especially when results are available quickly to support early clinical decision-making,” said Garret Hampton, President, clinical next-generation sequencing and oncology at Thermo Fisher Scientific. “Today, access to comprehensive testing depends on where you are treated. Our goal is to democratize genomic profiling so it is available to patients right away in more clinical settings – ultimately, everywhere patients receive treatment. By partnering with Oncocyte to validate and co-develop new IVD assays, we are working to expand access to genomic profiling and spread the benefits of precision medicine to more patients.”

*Currently for Research Use Only. Not for use in diagnostic procedures.

1 Haslam and Prasad. (2019) Estimation of the percentage of US patients with cancer who are eligible for and respond to checkpoint inhibitor immunotherapy drugs. JAMA Network Open 2(5):e192535.

About Oncocyte

Oncocyte is a precision diagnostics and monitoring company with the mission to improve patient outcomes by providing clear insights that inform critical decisions in the diagnosis, treatment, and monitoring of cancer. The Company, through its proprietary tests and pharmaceutical services business, aims to help save lives by accelerating the diagnosis of cancer and advancing cancer care. The Company’s tests are designed to help provide clarity and confidence to physicians and their patients at every stage. DetermaRx™ identifies early-stage lung cancer patients who are at high risk for cancer recurrence and who may benefit from adjuvant chemotherapy. DetermaIO™, a gene expression test currently used as a research-use only tool, assesses the tumor microenvironment to predict response to immunotherapies. The Company’s pipeline of tests in development also includes DetermaTx™, which will assess mutational status of a tumor, blood-based monitoring test DetermaCNI™, and long-term recurrence monitoring test DetermaMx™. In addition, Oncocyte’s pharmaceutical services provide companies that are developing new cancer treatments a full suite of molecular testing services to support the drug development process.

DetermaRx™, DetermaIO™, DetermaTx™, DetermaCNI™, DetermaMx™ and TheraSure™ are trademarks of Oncocyte Corporation.

Oncocyte Forward Looking Statements

Oncocyte cautions you that this press release contains forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the transactions contemplated by the development and co-marketing agreement for two distributed in vitro diagnostic (IVD) assays on Thermo Fisher Scientific’s Ion TorrentTM GenexusTM System, the expectations to clinically validate Thermo Fisher’s existing Oncomine Comprehensive Assay Plus* on the Genexus System paving the way toward in vitro diagnostic (IVD) clearance for use in tumor profiling and the potential for future development of companion diagnostic applications, the ability to provide physicians with information about patients’ tumors in accordance with clinical evidence, applicable clinical trials, and assist with the selection of targeted therapies, the development of Oncocyte’s 27-gene expression DetermaIOTM test as a distributed kit on the Genexus, the ability to predict responses to immuno-oncology therapies based on data demonstrating potential pan-cancer utility and improvement over current standard-of-care tests, the expansion of IVD assays beyond the U.S. market and improve patient outcomes worldwide, the ability to democratize genomic profiling so it is available to patients right away in more clinical settings, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

Media Contact

Megan Kernan

ICR Westwicke Healthcare PR

Tel: 646.677.1870

Megan.kernan@westwicke.com

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